Exhibit 10.2

AMENDMENT TO
PRECEDENT AGREEMENT

This AMENDMENT TO PRECEDENT AGREEMENT (this “Amendment”) is made as of April 17, 2017 (the “Effective Date”) between Spire STL Pipeline LLC (“Pipeline”) and Laclede Gas Company (“Customer”).

WHEREAS, Pipeline and Customer are parties to that certain Precedent Agreement dated as of January 25, 2017 (the “Precedent Agreement”); and

WHEREAS, Pipeline and Customer each now desires to amend the Precedent Agreement by the terms of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Pipeline and Customer each agree as follows:

1.Revised Route. Line 880 is hereby removed from the Project, and is replaced with an approximately six-mile segment of greenfield 24-inch diameter pipeline that will continue the New Pipeline from the Laclede/Lange Delivery Station to an interconnection point with MRT near the MRT Chain of Rocks point (the “North County Extension”). The North County Extension will be considered part of the New Pipeline. Neither Pipeline nor Customer will have any further obligations under the Precedent Agreement with respect to Line 880, including the pursuit of any Line 880 Authorizations.

2.Miscellaneous. Capitalized terms used and not defined in this Amendment have the meanings assigned to them in the Precedent Agreement. The recitals of this Amendment are by this reference incorporated into this Amendment. To the extent of any conflict between the terms of this Amendment and the Precedent Agreement, this Amendment controls. Except as hereby amended, the Precedent Agreement remains in full force and effect. Delivery of electronic copies of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, this Amendment is executed as of the Effective Date.

Spire STL Pipeline LLC By: /s/ Michael C. Geiselhart Name: Michael C. Geiselhart Title: SVP, Strategy and Corporate Development	Laclede Gas Company By: /s/ Scott E. Woley Name: Scott E. Woley Title: VP, Gas Supply and Operations